UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019 (October 11, 2019)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive, North Venice, Florida		34275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (941) 480-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PGTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2019, PGT Innovations, Inc. (the “Company”), together with certain of its direct and indirect subsidiaries, entered into a Supply Agreement (the “Supply Agreement”), by and among the Company, its direct and indirect subsidiaries, Cardinal LG Company and Cardinal IG Company (collectively, “Cardinal”), for the supply by Cardinal and the purchase by the Company and certain of its subsidiaries of certain laminated glass products that contain a PVB or Kuraray SG interlayer (the “Products”) produced by Cardinal and necessary for the production of the Company’s and/or its subsidiaries’ branded door and window products.

Pursuant to the Supply Agreement, the Company has agreed to purchase from Cardinal, and Cardinal has agreed to sell: (A) 100% of the Company’s requirements for the Products used in certain specified door products produced by PGT Industries, Inc. (“PGT”); (B) 100% of the Company’s requirements for insulating glass products used in products produced by WWS Acquisition LLC (“Western”); (C) 100% of the Company’s requirements for the Products used in doors produced by WinDoor, Incorporated (“WinDoor”) and CGI Window and Door Holdings, Inc. (“CGI”); and (D) 100% of the Company’s requirements for the Products used in windows produced by WinDoor and CGI that are not otherwise produced by the Company itself.

The Supply Agreement is effective as of January 1, 2019 (the “Effective Date”). Cardinal has agreed to supply the Products discussed above for a term continuing until December 31, 2024. The foregoing description of the Supply Agreement is qualified in its entirety by the full text of the Supply Agreement filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on December 15, 2014, the Company, through its wholly-owned subsidiary PGT, entered into a Supply Agreement (the “PGT/LG 2014 Supply Agreement”) with Cardinal LG Company for certain laminated glass products. The PGT/LG 2014 Supply Agreement was subsequently amended by a First Amendment to the Supply Agreement to, among other things, extend the duration of the PGT/LG 2014 Supply Agreement through December 31, 2019.

Also as previously disclosed, on September 22, 2017, the Company, through PGT, entered into a Supply Agreement (the “PGT/LG 2017 Supply Agreement”) with Cardinal LG Company for certain laminated glass products necessary for the production of the Company’s “PGT” branded door products. Pursuant to its terms, the PGT/LG 2017 Supply Agreement was effective through December 31, 2024.

Separately, on January 1, 2016, WWS Acquisition LLC entered into a Supply Agreement (the “WW/IG Supply Agreement”) with Cardinal IG Company.

Pursuant to the Supply Agreement, after the Effective Date, any products purchased by the Company or its direct or indirect subsidiaries will be governed by the Supply Agreement and the PGT/LG 2014 Supply Agreement, PGT/LG 2017 Supply Agreement and WW/IG Supply Agreement will not govern any further sales by Cardinal to the Company or any of its direct or indirect subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Supply Agreement, dated as of October 11, 2019, by and among PGT Innovations, Inc., together with certain of its direct and indirect subsidiaries, Cardinal LG Company and Cardinal IG Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 18, 2019		PGT Innovations, Inc.

	By:	/s/ Sherri Baker
	Name:	Sherri Baker
	Title:	Senior Vice President,
and Chief Financial Officer